Exhibit 3.1

                             ARTICLES OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                          CFW COMMUNICATIONS COMPANY

          1.    The name of the corporation is CFW Communications Company.

          2. Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act and the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Articles of Incorporation are hereby amended to create a new series of Preferred Stock to consist of 112,500 shares of Senior Cumulative Convertible Preferred Stock, Series B, by adding to
                Article II of such Articles of Incorporation, a new section entitled, "Senior Cumulative Convertible Preferred Stock, Series B", attached hereto as Appendix I.
                                       ----------

          3. The amendment to the Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation on May 17, 2000. Shareholder action was not required.

          4. These Articles of Amendment shall become effective on July 12, 2000 at 10:00 a.m.


Dated:  July 11, 2000                   CFW COMMUNICATIONS COMPANY


                                        By:  _______________________________
                                             Name:
                                             Title:

                                                                      APPENDIX 1

                        TERMS OF THE SENIOR CUMULATIVE
                     CONVERTIBLE PREFERRED STOCK, SERIES B
                                      OF
                          CFW COMMUNICATIONS COMPANY

     1.   Number; Rank.  The number of authorized shares of Senior Cumulative
          ------------
Convertible Preferred Stock, Series B (the "Series B Preferred Stock") shall be
                                            ------------------------
112,500. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up rank senior to all classes of the Company's common stock, no par value per share ("Common Stock"), and to
                                                        ------------
each other class of capital stock of the Company now or hereafter established (collectively, the "Junior Securities"). The definition of Junior Securities
                    -----------------
shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

     2.   Dividends.
          ---------

          (a) Each holder of Series B Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as and if declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the excess (if any) of (i) the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any regular cash dividends per share of Series B Preferred Stock that have been paid during such Dividend Period pursuant to paragraph 2(d). Subject to the provisions of paragraph 2(b), dividends paid pursuant to this paragraph 2(a) shall be payable in cash in arrears semi-annually on June 30 and December 31 of each year (each of such dates being a "Dividend Payment Date" and each such semi-annual period
                       ---------------------
being a "Dividend Period").  Such dividends shall accrue from the date of issue
         ---------------
(except that dividends on any amounts added to the Accreted Value pursuant to paragraph 2(b) shall accrue from the date such amounts are added to the Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock on June 1 and December 1, as they appear on the stock records of the Company at the close of business on such record dates. The date on which the Company initially issues any share of Series B Preferred Stock shall be deemed to be its "date of issue" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share.

          (b) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding the addition to Accreted Value, the Company may pay, when, as and if declared by the Board of Directors of the Company, the amount of dividends previously added to the Accreted Value pursuant to the preceding sentence, and, if and when so paid, the Accreted Value shall be reduced by the amount of such payments; provided that if on the date on which any such dividend is declared the Daily
--------
Price of a share of Common Stock is equal to or exceeds the then applicable Conversion Price, then the Company shall declare and pay such dividend in the number of shares of Common Stock determined by dividing the cash amount of such dividend that the Company otherwise would pay by the then applicable Conversion Price, and the Accreted Value shall be reduced by the amount of cash the Company otherwise would have paid.

          (c) The Applicable Percentage for each full Dividend Period for the Series B Preferred Stock shall be 4.25%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of a per annum rate of 8.50% and the actual number of days elapsed over twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

          (d) In case the Company shall fix a record date for the making of any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series B Preferred Stock on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible on such record date (disregarding any Minimum Conversion Price then in effect).

          (e) So long as any shares of the Series B Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than the ordinary dividend on the Company's Common Stock as determined and declared by the Board in which the holders of the Series B Preferred Stock participate in accordance with subparagraph (d) above, unless in each case (i) the full dividends on all outstanding shares of the Series B Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock.

     3.   Liquidation Preference.
          -----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series B Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 3, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

          (b) After payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Company, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     4.   Conversion.
          ----------

          (a) Subject to the provisions of this paragraph 4, each holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. Subject to subparagraph 4(a)(ii) below, the number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by (ii) the Conversion Price on such date. No notice delivered by the Company pursuant to paragraph 5 will limit in any way any holder's rights to convert pursuant to this paragraph 4(a). In order to exercise the conversion privilege set forth in paragraph 4(a), the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Company, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to paragraph 4(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.

               (i) In connection with any conversion of shares of Series B Preferred Stock into shares of Common Stock occurring within 30 days of the Company's delivery of a

Change of Control Notice pursuant to the provisions of paragraph 4(m), the number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (x) the Change of Control Amount, divided by (y) the Conversion Price on such date.

          (b) Unless the shares issuable on conversion pursuant to this paragraph 4 are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                         As promptly as possible, but in any event within 5
days, after the surrender by the holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Company shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.

                         All shares of Common Stock delivered upon conversion of
the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          (c) Upon delivery to the Company by a holder of shares of Series B Preferred Stock of a notice of election to convert pursuant to paragraph 4(a) above, the right of the Company to purchase such shares of Series B Preferred Stock shall terminate, regardless of whether a notice has been mailed pursuant to paragraph 5.

                         From the date of delivery by a holder of shares of
Series B Preferred Stock of such notice of election to convert, in lieu of dividends on such Series B Preferred Stock pursuant to paragraph 2, such Series B Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock.

                         Except as provided herein, the Company shall make no
payment or adjustment for accrued dividends on shares of Series B Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

          (d) The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series B Preferred Stock.

                         Prior to the delivery of any securities which the
Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

          (e) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (f) In connection with the conversion of any shares of Series B Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall pay to the holder thereof the value of such share in cash as determined by reference to the Daily Price as of the date of conversion of such fractional share.

          (g) Conversion Price.
              ----------------

                    (i) In order to prevent dilution of the conversion rights granted under this paragraph 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (g).

                    (ii) Subject to subparagraph (g) (iv) below, if and whenever on or after the original date of issuance of the Series B Preferred Stock the Company issues or sells, or in accordance with paragraph (h) is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

                                     P + N
                                   ---------
                                     P + F

          where

          P = the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock at any time on or after the date of such calculation

          N = the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale

          F = the number of additional shares of Common Stock so issued or sold

               (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (A) any issue or sale (or deemed issue or sale) of Options to acquire shares of Common Stock to employees of the Company, or shares of Common Stock issuable pursuant to the exercise of such Options, pursuant to stock option plans approved by the Company's Board of Directors so long as the exercise price of such Options is not less than the Current Market Price Per Common Share on the date such Options are issued as determined by the Company's Board of Directors in its good faith judgment, or any issuance of shares of Common Stock pursuant to the exercise of Options outstanding as of July 11, 2000; (B) the issuance of up to 3,716,400 shares of Common Stock to the sellers in connection with the closing of the Company's acquisition of R&B Communications, Inc. and the issuance to employees of R&B Communications, Inc. of options to acquire shares of Common Stock (not exceeding 65,000 shares in the aggregate) pursuant to the terms set forth in Exhibit G to the Agreement and Plan of Merger, dated as of June 16, 2000, by and among R&B Communications, Inc., R&B Combination Company and the Company; (C) Common Stock issued pursuant to and in accordance with the terms of the Company's Dividend Reinvestment Plan (so long as such shares are issued at a price which is no less than the Daily Price on the date of issuance) or 1997 Employee Stock Purchase Plan, each as in effect as of July 11, 2000; and (D) the issuance of up to 600,000 shares of Common Stock in connection with the purchase by the Company of minority interests in the Virginia PCS Alliance, the West Virginia PCS Alliance and/or the Virginia RSA 6 Cellular Limited Partnership (assuming that the aggregate purchase price for all such minority interests does not exceed $21 million).

               (ii) Unless the requisite consent of the holders of the Common Stock has been obtained, in no event shall the Conversion Price be adjusted below $35.50 (the "Minimum Conversion Price"). If such consent is
                            ------------------------
obtained, this subparagraph 4(g)(iv) shall be of no further force or effect.

          (h) Effect on Conversion Price of Certain Events.  For purposes of
              --------------------------------------------
determining the adjusted Conversion Price under paragraph (g), the following shall be applicable:

               (i)      Issuance of Rights or Options. Except for Options
                        -----------------------------
granted in accordance with the provisions of paragraph (g)(iii) above or in accordance with the Company's Rights Agreement dated as of February 26, 2000, if the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii)      Issuance of Convertible Securities. If the Company in
                         ----------------------------------
any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph (h), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii)     Change in Option Price or Conversion Rate.  Except for
                         -----------------------------------------
Options granted in accordance with the provisions of paragraph (g)(iii) above or in accordance with the Company's Rights Agreement dated as of February 26, 2000, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Series B Preferred Stock. For purposes of paragraph (h), if the terms of any Option or Convertible

Security which was outstanding as of the date of issuance of the Series B Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

               (iv)  Treatment of Expired Options and Unexercised Convertible
                     --------------------------------------------------------
Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series B Preferred Stock. For purposes of paragraph (h), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred Stock.

               (i)   Calculation of Consideration Received. If any Common Stock,
                     -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

               (vi)  Integrated Transactions.  In case any Option is issued in
                     -----------------------
connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (vii)      Record Date.  If the Company takes a record of the
                          -----------
holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (i) Subdivision or Combination of Common Stock. If the Company at any
              ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (j) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of paragraph 4 hereof shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price pursuant to the provisions of this paragraph 4 to give effect to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the

Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.


          (k) Certain Events.  If any event occurs of the type contemplated by
              --------------
the provisions of paragraph 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to paragraph 4 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series B Preferred Stock.

          (l) Notices.
              -------

               (i) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to all holders of Series B Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock (other than the Company's ordinary Common Stock dividend), (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Company shall also give written notice to the holders of Series B Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          (m) Change of Control Offer.
              -----------------------

               (i) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company
                                        ----------------------
shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Series B Preferred Stock pursuant to the terms described in paragraph
(m) (iv) (the "Change of Control Offer") at a purchase price equal to the Change
               -----------------------
of Control on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Series B Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

               (ii) At the option of each holder of Series B Preferred Stock, the Change of Control Amount payable to such holder shall be payable (i) in cash, (ii) in a number of shares of Common Stock (or the securities of the entity into which the Common Stock became converted or was exchanged in connection with the Change of Control) determined by dividing the portion of the Change of Control Amount that would otherwise be paid in cash (and which the holder has elected to receive in shares) by the Conversion Price in effect as of the date on which the Change of Control occurred (which will determine the number of shares of the Company that the holder would receive, which shall then be used to determine the number of shares of the successor entity, if applicable, that the holder is entitled to receive), or (iii) in a combination of cash and such shares.

               (iii) If a holder elects to receive the Change of Control Amount in cash, prior to the mailing of the notice referred to in paragraph
(m)(iv), but in any event within 20 days following the date on which a Change of Control has occurred, the Company shall (A) promptly determine if the purchase of the Series B Preferred Stock for cash would violate or constitute a default under the indebtedness of the Company and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Company that would prohibit the repurchase of the Series B Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Company to permit the repurchase of the Series B Preferred Stock for cash. The Company shall first comply with this paragraph (m)(iii) before it shall repurchase for cash any Series B Preferred Stock pursuant to this paragraph (m).

               (iv) Within 20 days following the date on which a Change of Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series B
                      ------------------------
Preferred Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Series B Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

             (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this paragraph (m) and that all Series B Preferred Stock validly tendered and not withdrawn will be accepted for payment;

             (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                                           ------------------------------

             (C) that any shares of Series B Preferred Stock not tendered will continue to accrue dividends;

             (D) that, unless the Company defaults in making payment therefor, any share of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

             (E) that holders electing to have any share of Series B Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series B Preferred Stock, properly endorsed for transfer, together with such other customary documents as the

          Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Series B Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

             (F) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series B Preferred Stock purchased;

             (G) that holders who tender only a portion of the shares of Series B Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series B Preferred Stock; and

             (H) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

             (v) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Company to repurchase the shares of Series B Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

             (vi)    On the Change of Control Payment Date, the Company shall
(A) accept for payment the shares of Series B Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor, at the option of each such holder, in cash or Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control) as provided in paragraph (ii) above and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Series B Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series B Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

             (vii) To accept the Change of Control Offer, the holder of a share of Series B Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of B Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (n) Certain Mergers.  In connection with any consolidation with or
              ---------------
merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series B Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series B Senior Preferred Stock signed by a duly authorized officer of the Company indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series B Preferred Stock had immediately prior to such transaction.

          (o) Conversion at the Option of the Company.  If on any date after the
              ---------------------------------------
fifth anniversary of the date of issuance of the Series B Preferred Stock, the Daily Price has been at least $61.50 per share (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) during any 30 trading days out of any consecutive 45 trading day period, the Company may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of Series B Preferred Stock), no later than five Market Days after such date, to cause all outstanding shares of Series B Preferred Stock to be converted into fully paid and nonassessable shares of Common Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the date such notice is received by the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by
(ii) the Conversion Price on such date.

          (p) Reacquired Shares.  Any shares of Series B Preferred Stock
              -----------------
purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Company's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     5. Put/Conversion.
        --------------

          (a) At any time on or after (i) the date which is three months after the stated maturity date of the Company's senior notes due 2010 or (ii) January 11, 2011, if the Company has not issued such senior notes, the holders of a majority of the shares of Series B Preferred Stock may, by written notice (the "Put Notice") to the Company, require the Company to
 ----------
purchase all of the outstanding shares of Series B Preferred Stock at a price per share equal to the Accreted Value on the date of purchase, plus all dividends accrued to such date (whether or not earned or declared) since the most recent Dividend Payment Date (the "Put Right"). The Put Notice shall state
                                        ---------
the date of purchase, which shall be no earlier than 30 days from the date of the Put Notice. The purchase price will be payable in cash.

          (b) Upon receipt of the Put Notice, the Company shall notify, by first class mail, postage prepaid, each holder of record of the shares to be purchased at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the purchase of any share of Series B Preferred Stock to be purchased except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the date of purchase;
(ii) the purchase price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the purchase price; and (iv) that dividends on the shares to be purchased will cease to accrue on such date of purchase.

          (c) Notice having been mailed as aforesaid, from and after the purchase date (unless default shall be made by the Company in providing money for the payment of the purchase price), dividends on the shares of Series B Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the purchase price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such share shall be purchased by the Company at the purchase price aforesaid.

          (d) For the avoidance of doubt, nothing in this paragraph 5 shall restrict the right of the holders of Series B Preferred Stock to convert their shares of Series B Preferred Stock into shares of Common Stock prior to such holders acceptance of the purchase price.

          (e) If a Put Notice has not been delivered to the Company on or before the date which is one year from the applicable date set forth in paragraph 5(a) above, then the Company shall have the right to convert all, but not less than all, of the outstanding shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock pursuant to the provisions of paragraph 4.

          (f) The Company shall notify, by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of conversion, each holder of record of the shares to converted at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the conversion of any share of Series B Preferred Stock to be converted except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the conversion date; (ii) the number of shares of Common Stock and the cash, if any, into which each share of Series B Preferred Stock will convert; (iii) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for conversion; and (iv) that dividends on the shares to be converted will cease to accrue on such conversion date.

     6. Voting Rights.
        -------------

          (a) Except as otherwise provided in paragraph 6(b) or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of paragraph 4 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

          (b) For so long as at least 45,000 shares of Series B Preferred Stock remain outstanding, in the election of directors of the Company, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Company's capital stock and with each Share of Series B Preferred Stock entitled to one vote, shall be entitled to elect two (2) directors to serve on the Company's Board of Directors until such directors' successors are duly elected by the holders of the Series B Preferred Stock or such directors are removed from office by the holders of the Series B Preferred Stock. If at any time there are less than 45,000 shares of Series B Preferred Stock outstanding, but for so long as at least 11,250 shares of Series B Preferred Stock remain outstanding, in the election of directors of the Company, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Company's capital stock and with each Share of Series B Preferred Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Company's Board of Directors until such director's successor is duly elected by the holders of the Series B Preferred Stock or such director is removed from office by the holders of the Series B Preferred Stock. If the holders of the Series B Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series B Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Company's Board of Directors or the Company's other stockholders. For so long as the holders of Series B Preferred Stock are entitled to elect at least one director, the Company's Board of Directors shall consist of not more than eleven (11) directors without the prior written approval of the holders of a majority of the shares of the Series B Preferred Stock. For so long as the holders of Series B Preferred Stock are entitled to elect at least one director, at least one director so elected who shall be specified by the holders of a majority of the shares of Series B Preferred Stock and who may specify a different director for each such committee shall be appointed to each committee of the Company's Board of Directors.

          (c) In addition, so long as any of the Series B Preferred Stock is outstanding, the affirmative vote of the holders of (x) all of the outstanding shares of Series B Preferred Stock shall be necessary to alter or change the preferences, rights or powers of the Series B Preferred Stock and (y) a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series B Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Restated Articles of Incorporation (including any articles of amendment and whether by amendment, merger or otherwise) or the By-laws so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series B Preferred Stock, or change the Series B Preferred Stock into any other securities (other than as required by paragraph 4(j)), cash or other property, (iii) issue any additional Series B Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series B Preferred Stock, (iv) redeem or repurchase for cash any Junior Securities, or (v) authorize the issuance of any Common Stock or Convertible Securities at a price that would cause the Conversion Price to be adjusted below the Minimum Conversion Price, provided that the approval required by this clause (v) shall no longer be required at any time following the approval by the requisite holders of the Common Stock of the removal of the Minimum Conversion Price limitation and authorizing the Series B Preferred Stock to be converted into Common Stock at any price determined by application of the anti-dilution protection set forth in paragraph 4 above without regard to the Minimum Conversion Price.

     7.   Miscellaneous.  If any holder of Series B Preferred Stock elects to
          -------------
receive the Change of Control Amount in shares of Common Stock in connection with a Change of Control Offer pursuant to paragraph 4(m), the Company shall comply with all statutes, rules and regulations applicable thereto at that time, including any and all regulations of the principal trading market on which the Common Stock is then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4460(i), as it may be amended from time to time.

     8.   Definitions.  The following terms, as used herein, shall have the
          -----------
following meanings:

     "Accreted Value" equals, with respect to one share of Series B Preferred
      --------------
Stock, $1,000, adjusted for the amount of any dividends added to (or subtracted from) the Accreted Value in accordance with paragraph 2(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series B Preferred Stock).

     "Applicable Percentage" is defined in paragraph 2(c) hereof.
      ---------------------

     "Change of Control" means: (i) the sale, lease, transfer, conveyance or
      -----------------
other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the

Voting Securities of the Company, or (iii) the first day on which a majority of the members of the board of directors are not Continuing Directors.

     "Change of Control Amount" means, with respect to one share of Series B
      ------------------------
Preferred Stock, 101% of the Accreted Value per share plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period; provided, however, that if the Change of Control occurs prior
                 --------  -------
to the fifth anniversary of the date of issue of any share of Series B Preferred Stock, the Accreted Value shall be calculated assuming the Change of Control had occurred on the fifth anniversary of the date of issue of such share of Series B Preferred Stock (and assuming that no cash dividends had been paid on such share from the actual date of the Change of Control through the fifth anniversary of the date of issue).

     "Continuing Directors" means individuals who constituted the Board of
      --------------------
Directors of the Company on July 11, 2000 (the "Incumbent Directors"); provided
                                                -------------------
that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

     "Conversion Price" means $41.00, subject to adjustment from time to time as
      ----------------
provided in paragraph 4.

     "Conversion Stock" means shares of the Company's Common Stock, no par value
      ----------------
per share; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred Stock are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or
      ----------------------
indirectly convertible into or exchangeable for Common Stock.

     "Current Market Price Per Common Share" means, as of any date, the average
      -------------------------------------
(weighted by daily trading volume) of the Daily Prices per share of Common Stock for the 30 consecutive trading days immediately prior to such date.

     "Daily Price" means, as of any date, (i) if the shares of such class of
      -----------
Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE Composite
  ----
Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such date on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the shares of such class of Common Stock
                   ------
then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by NASDAQ.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Liquidation Value" on any date means, with respect to one share of Series
      -----------------
B Preferred Stock, the greater of (i) the Accreted Value on such date, plus all dividends (whether or not earned or declared) accrued since the end of the previous Dividend Period and (ii) the amount that would have been payable on a number of shares of Common Stock equal to the number of shares of Common Stock into which a share of Series B Preferred Stock was convertible immediately prior to such date (disregarding any Minimum Conversion Price then in effect).

     "Market Day" means a day on which the principal national securities market
      ----------
or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     "Person" as used herein means any corporation, limited liability company,
      ------
partnership, trust, organization, association, other entity or individual.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Transfer Agent" means the transfer agent for the Series B Preferred Stock
      --------------
appointed by the Company.

     "Voting Securities" means securities of the Company ordinarily having the
      -----------------
power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.